As filed with the Securities and Exchange Commission on June 3, 2022
Registration No. 333-253364

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-253364
UNDER
THE SECURITIES ACT OF 1933
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GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	51-0596811
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)
100 Acorn Park Drive, Cambridge, MA 02140
(617) 876-8191
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Amended and Restated 2014 Equity Incentive Plan
(Full title of the plan)
Genocea Biosciences, Inc.
100 Acorn Park Drive, 5th Floor
Cambridge, MA 02140
(Name and address of agent for service)
(617) 876-8191
(Telephone number, including area code, of agent for service)
_______________________________________
Please send copies of all communications to:
Marc A. Rubenstein
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
(617) 951-7000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

DEREGISTRATION OF SHARES
This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statement on Form S-8 (the “Registration Statement”) filed by Genocea Biosciences, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):
•Registration Statement No. 333-253364, filed on February 22, 2021, relating to the Genocea Biosciences, Inc. Amended and Restated 2014 Equity Incentive Plan.
The purpose of this Amendment is to deregister all remaining securities available for issuance under the Registration Statement. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on the 3rd day of June 2022. No other person is required to sign this Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

GENOCEA BIOSCIENCES, INC.

By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer